Exhibit 99.1

Investor Relations Update

April 11, 2016

General Overview

•	Pre-tax Margin—The Company expects its first quarter pre-tax margin excluding special charges to be approximately 12 to 14 percent.

•	Proft Sharing—On March 23, 2016, the Company announced that it would institute a profit sharing program, retrospective to January 1, 2016. As a result, the Company will now accrue 5 percent of its pre-tax earnings excluding special items for this program, with an anticipated distribution to employees in early 2017.

•	CASM—Mainline CASM excluding fuel and special items is expected to be up approximately 3 percent to 5 percent in 2016. This forecast incorporates the impact of the joint contracts with our pilots, flight attendants and customer service and reservation agents, but does not include the impact of any future contracts that may be ratified in 2016. This guidance and the CASM guidance in the following pages includes the impact of profit sharing.

•	Capacity—2016 total system capacity is expected to be up approximately 2.5 percent vs. 2015. Full year domestic capacity is expected to be up approximately 2.5 percent year-over-year, while international capacity is expected to be up approximately 2.5 percent vs. 2015.

•	Liquidity—As of March 31, 2016, the Company had approximately $9.3 billion in total available liquidity, comprised of unrestricted cash and investments of $6.9 billion and $2.4 billion in undrawn revolver capacity. The Company also had a restricted cash position of $691 million.

•	Fuel—Based on the April 7, 2016, forward curve, the Company expects to pay an average of between $1.18 and $1.23 per gallon of mainline jet fuel (including taxes) in the first quarter. Forecasted volume and fuel prices are provided in the following pages.

•	Cargo / Other Revenue—Includes cargo revenue, loyalty program revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, airport clubs and inflight service revenues.

•	Taxes—As of December 31, 2015, the Company had approximately $8.0 billion of federal net operating losses (NOLs) and $4.0 billion of state NOLs, substantially all of which are expected to be available in 2016 to reduce future federal and state taxable income. The Company expects to recognize a provision for income taxes in 2016 at an effective rate of approximately 38%, which will be substantially non-cash.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Mainline Update

April 11, 2016

Mainline Comments

•	All operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to regional data.

•	Mainline capacity increase of approximately 2 percent for the year is comprised of a stage length related increase of approximately 3 percent, a gauge related increase of approximately 1 percent and a departure related reduction of approximately 2 percent.

•	Second quarter mainline CASM has increased from previous guidance due to the impact of profit sharing, lower capacity and the acceleration of a contractual mark-to-market rate adjustment for the Company’s flight attendants.

•	Full year mainline CASM has increased from previous guidance due to the impact of profit sharing and lower capacity.

	1Q16E	2Q16E	3Q16E	4Q16E	FY16E1
Mainline Guidance
Available Seat Miles (ASMs) (bil)	~57.6	~62.6	~64.8	~58.9	~243.9
CASM ex fuel and special items (YOY % change)[2]	+1% to +3%	+4% to +6%	+4% to +6%	+3% to +5%	+3% to +5%

Cargo Revenues ($ mil)	~160	~170	~170	~200	~700
Other Revenues ($ mil)	~1,185	~1,180	~1,175	~1,160	~4,700

Average Fuel Price (incl. taxes) ($/gal) (as of 4/7/2016)	1.18 to 1.23	1.23 to 1.28	1.28 to 1.33	1.32 to 1.37	1.25 to 1.30
Fuel Gallons Consumed (mil)	~855	~931	~953	~860	~3,599

Interest Income ($ mil)	~(13)	~(11)	~(11)	~(12)	~(47)
Interest Expense ($ mil)	~239	~244	~247	~259	~989
Other Non-Operating (Income)/Expense ($ mil)[3,4]	~(8)	~3	~3	~3	~1

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	~(230)	~(300)	~(330)	~(340)	~(1,200)

Gross Aircraft CAPEX & net PDPs	~(1,304)	~(1,170)	~(879)	~(1,155)	~(4,508)
Assumed Aircraft Financing[5]	~1,501	~1,090	~675	~1,260	~4,525

Net Aircraft CAPEX & PDPs[1]	~197	~(80)	~(204)	~105	~17

Notes:

1.	Numbers may not recalculate due to rounding.
2.	CASM ex fuel and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document. All CASM guidance includes the impact of profit sharing.
3.	Excludes special items; please see the GAAP to non-GAAP reconciliation at the end of this document.
4.	Other Non-Operating (Income)/Expense primarily includes gains and losses from foreign currency.
5.	Includes financing for 2016 aircraft deliveries, as well as the $1.1 billion of EETC financing completed in Q1 for aircraft delivered in prior years.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Regional Update

April 11, 2016

Regional Comments

•	The Company receives feed from 10 regional airlines, including wholly owned subsidiaries Envoy, PSA Airlines and Piedmont Airlines.

•	Republic Airways Holdings Inc. filed for Chapter 11 bankruptcy on February 25, 2016 and the court-supervised restructuring of that company is underway. As part of the restructuring process, Republic capacity has been significantly reduced commencing in the second quarter.

•	All operating expenses (including capacity purchase agreements) associated with regional operations are included within the regional non-fuel operating expense line item on the income statement.

•	Regional capacity increase of approximately 8 percent for the year is comprised of a gauge related increase of approximately 3 percent, a stage length related increase of approximately 2 percent and a departure related increase of approximately 2 percent.

	1Q16E	2Q16E	3Q16E	4Q16E	FY16E1
Regional Guidance
Available Seat Miles (ASMs) (bil)	~7.50	~8.01	~8.22	~8.08	~31.82
CASM ex fuel and special items (YOY % change)[2]	-1% to -3%	-4% to -6%	-3% to -5%	-3% to -5%	-3% to -5%

Average Fuel Price (incl. taxes) ($/gal) (as of 4/7/2016)	1.22 to 1.27	1.28 to 1.33	1.35 to 1.40	1.39 to 1.44	1.31 to 1.36
Fuel Gallons Consumed (mil)	~178	~191	~201	~197	~767

Regional Airlines
Envoy[3]	Mesa Airlines, Inc.
SkyWest Airlines, Inc.[4]	Piedmont Airlines, Inc.[3]
ExpressJet Airlines, Inc.[4]	PSA Airlines, Inc.[3]
Republic Airline Inc.	Trans States Airlines, Inc.
Air Wisconsin Airlines Corporation	Compass Airlines, LLC

Notes:

1.	Numbers may not recalculate due to rounding.
2.	CASM ex fuel and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document. All CASM guidance includes the impact of profit sharing.
3.	Wholly owned subsidiary of American Airlines Group Inc.
4.	Pro-rate agreement and capacity purchase agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update

April 11, 2016

Fleet Comments

•	In 2016, the Company expects to take delivery of 55 mainline aircraft including 25 A321 aircraft, 20 B738 aircraft, 2 B773 aircraft, 4 B788 aircraft, and 4 B789 aircraft. The Company expects to retire 86 mainline aircraft, including 4 A320 aircraft, 13 B757 aircraft, 14 B763 aircraft and 55 MD80 aircraft.

•	In 2016, the Company expects to add 49 regional aircraft, including 7 CRJ700 aircraft,18 CRJ900 aircraft and 24 E175 aircraft. The Company expects to retire 17 CRJ200 aircraft and place in temporary storage 6 ERJ140 aircraft.

	Active Mainline Ending Fleet Count
	2015A	1Q16A	2Q16E	3Q16E	4Q16E
A319	125	125	125	125	125
A320	55	51	51	51	51
A321	174	180	187	193	199
A332	15	15	15	15	15
A333	9	9	9	9	9
B738	264	269	274	279	284
B757	64	57	54	53	51
B763	45	40	40	35	31
B772	47	47	47	47	47
B773	18	20	20	20	20
B788	13	15	17	17	17
B789	—	—	—	1	4
E190	20	20	20	20	20
MD80	97	94	87	50	42

	946	942	946	915	915

	Active Regional Ending Fleet Count [1]
	2015A	1Q16A	2Q16E	3Q16E	4Q16E
CRJ200	128	125	124	123	111
CRJ700	61	61	67	68	68
CRJ900	100	107	115	118	118
DASH 8-100	26	26	26	26	26
DASH 8-300	11	11	11	11	11
E170	20	20	20	20	20
E175	109	115	121	127	133
ERJ140	14	14	17	8	8
ERJ145	118	118	118	118	118

	587	597	619	619	613

Notes:

1.	At the end of the first quarter, the Company had 45 ERJ140 regional aircraft in temporary storage not included in the active regional ending fleet count.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Shares Outstanding

April 11, 2016

Shares Outstanding Comments

•	The estimated weighted average shares outstanding for 2016 are listed below.

•	On October 21, 2015, the Company’s Board authorized a new $2.0 billion share repurchase program to be completed by the end of 2016. This brings the total amount authorized for share repurchase programs to $7.0 billion since the merger.

•	In the first quarter, the Company repurchased 39.3 million shares at a cost of $1.6 billion.

•	As of March 31, 2016, the Company had approximately $853 million of share repurchase authorizations remaining through the end of 2016.

2016 Shares Outstanding (shares mil)1

	Shares
For Q1	Basic	Diluted
Earnings	606	611
Net loss	606	606

	Shares
For Q2-Q4 Average	Basic	Diluted
Earnings	587	591
Net loss	587	587

	Shares
For FY 2016 Average	Basic	Diluted
Earnings	592	596
Net loss	592	592

Notes:

1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and do not take into consideration any share repurchase activity after the end of the first quarter 2016. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation

April 11, 2016

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel and special items and regional CASM excluding fuel and special items is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	American Airlines Group Inc GAAP to Non-GAAP Reconciliation
	($ mil except ASM and CASM data)
	1Q16 Range		2Q16 Range		3Q16 Range		4Q16 Range		FY16 Range
	Low	High	Low	High	Low	High	Low	High	Low	High
Mainline
Mainline operating expenses[1]	$6,530	$6,682	$6,855	$7,011	$6,989	$7,147	$6,729	$6,880	$27,093	$27,712
Less mainline fuel	1,009	1,052	1,145	1,192	1,220	1,267	1,135	1,178	4,509	4,689
Less special items	—	—	—	—	—	—	—	—	—	—

Mainline operating expense excluding fuel and special items	5,521	5,630	5,710	5,819	5,769	5,880	5,593	5,702	22,584	23,023

Mainline CASM (cts)[1]	11.34	11.60	10.95	11.20	10.78	11.03	11.42	11.68	11.11	11.36

Mainline CASM excluding fuel and special items (Non-GAAP) (cts)	9.58	9.77	9.12	9.30	8.90	9.07	9.50	9.68	9.26	9.44

Mainline ASMs (bil)	57.6	57.6	62.6	62.6	64.8	64.8	58.9	58.9	243.9	243.9

Regional
Regional operating expenses[1]	$1,415	$1,449	$1,451	$1,486	$1,504	$1,540	$1,510	$1,546	$5,871	$6,011
Less regional fuel expense	217	226	244	254	271	281	274	284	1,007	1,045
Less special items	—	—	—	—	—	—	—	—	—	—

Regional operating expenses excluding fuel and special items	1,198	1,223	1,206	1,232	1,232	1,258	1,236	1,262	4,864	4,966

Regional CASM (cts)[1]	18.87	19.32	18.11	18.55	18.29	18.73	18.68	19.13	18.45	18.89

Regional CASM excluding fuel and special items (Non-GAAP) (cts)	15.98	16.31	15.06	15.38	14.99	15.31	15.30	15.62	15.29	15.61

Regional ASMs (bil)	7.50	7.50	8.01	8.01	8.22	8.22	8.08	8.08	31.82	31.82

Other Non-Operating (Income)/Expense
Other non-operating (income)/expense[1]	(8)	$(8)	$3	$3	$3	$3	$3	$3	$1	$1
Less special items	—	—	—	—	—	—	—	—	—	—

Other non-operating (income)/expense excluding special items	(8)	(8)	3	3	3	3	3	3	1	1

Notes: Amounts may not recalculate due to rounding.

(1)	Forecasted expenses exclude special items.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements

April 11, 2016

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the expected change in PRASM, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other postretirement benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental and noise regulation; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect on our financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses carried over from prior taxable years (NOL Carryforwards); any impairment in the amount of goodwill the Company recorded as a result of the application of the acquisition method of accounting and an inability to realize the full value of the Company’s and American Airlines’ respective intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase program or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; the limitations of our historical consolidated financial information, which is not directly comparable to our financial information for prior or future periods; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2015 (especially in Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

Please refer to the footnotes and the forward looking statements page of this document for additional information